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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             XYBERNAUT CORPORATION

                          It is hereby certified that:

                          1.       The name of the corporation (hereinafter
called the "Corporation") is Xybernaut Corporation.

                          2.       The Certificate of Incorporation of the
Corporation (hereinafter called the "Certificate of Incorporation") is hereby amended by adding a new Article ELEVENTH, which shall be and read as follows:

                                   "ELEVENTH. Subject to the rights of holders
of any class or series of Preferred Stock,

                                        (i)     nominations for the election of
                                        directors, and

                                        (ii)    business proposed to be brought
                                        before an annual meeting of stockholders

                          may be made by the Board of Directors or committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:
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                                  (a)      the name and address of the
                          stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

                                  (b)      a representation that the
                          stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                                  (c)      if applicable, a description of all
                          arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                                  (d)      such other information regarding
                          each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Common Stock or other capital stock of the Company beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Common Stock or other capital stock beneficially owned by such stockholder; and

                                  (e)      if applicable, the consent of each
                          nominee to serve as director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure."

                          3.      The Certificate of Incorporation is hereby
amended by adding a new Article TWELFTH, which shall be and read as follows:

                                  "TWELFTH. Subject to the rights of holders of
                          any class or series of Preferred Stock, special meetings of stockholders may be called only by the President, the Vice Chairmen of the Board, the Secretary or by the Board of Directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships) at the time any such resolutions are presented to the
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                          Board for adoption. Such meetings to be held at such
                          time and such place either within or without the State of Delaware as may stated in the notice. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board."

                          4.      The Certificate of Incorporation is hereby
amended by adding a new Article THIRTEENTH, which shall be and read as follows:

                                  "THIRTEENTH. Any director, or the entire
                          Board of Directors, may be removed, for cause only, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of any class or series of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class."

                          5.      The Certificate of Incorporation is hereby
amended by adding a new Article FOURTEENTH, which shall be and read as follows:

                                  "FOURTEENTH. Except as otherwise provided in
                          the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders."

                          6.      The Certificate of Incorporation is hereby
amended by adding a new Article FIFTEENTH, which shall be and read as follows:

                                  "FIFTEENTH. (a) In addition to the
                          affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section
                          (b) of this Article, the approval of a Business Combination (as hereinafter defined) shall require the affirmative vote of both (1) at least eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, and (2) at least 66 2/3% of the votes entitled to be cast by holders of the Voting Stock, excluding shares owned by an Interested Stockholder (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or IN any agreement with any national securities exchange or otherwise.

                                  (b)      The provisions of Section (a) of
                          this Article shall not be applicable to any
                          particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder (as hereinafter defined) to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).
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                          (c)     The following definitions shall apply with
respect to this Article:

                                        1.     "Business Combination" shall
                 mean: (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; (c) the adoption of the plan proposal for the liquidation or dissolution of the Corporation which is voted for or consented to by any Interested Stockholder; or
                 (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or (e) any receipt by any Interested Stockholder of the benefit, directly or indirectly (except proportionally as a stockholder of the Corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in clauses (a) to (d) of this paragraph), provided by the Corporation or any director or any direct or indirect majority-owned Subsidiary; or (f) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (e).

                                        2.     "Capital Stock" shall mean all
                 capital stock of the Corporation authorized to be issued from time to time under the Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                                        3.     "person" shall mean any
                 individual, firm, company, partnership, corporation, joint venture, association, limited liability company or other entity and shall include any group comprised of any person and any other person or entity with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding voting or disposing of Capital Stock.

                                        4.     "Interested Stockholder" shall
                 mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the three-year period
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                 immediately prior to the date in question was the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; provided, however, that the term "Interested Stockholder" shall not include any person who would have qualified as an Interested Stockholder under either preceding clause immediately prior to the effective date of this Amendment to the Corporation's Certificate of Incorporation.

                                        5.     A person shall be a "beneficial
                 owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder hereunder, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section (c), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                                        6.     The terms "Affiliate" and
                 "Associate" shall have the respective meanings ascribed to such terms in the Securities Exchange Act of 1934, as such may be amended from time to time.

                                        7.     "Subsidiary" means any company
                 of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                                        8.     "Continuing Director" means any
                 member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, provided that such successor is not an Affiliate, Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                                  (d)   A majority of the Continuing Directors
                 shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities
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                 beneficially owned by any person, and (iii) whether a person is an Affiliate or Associate of another. Any such determination made in good faith shall be binding and conclusive on all parties.

                          (e) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                    (f)        The fact that any Business
                 Combination complies with the provisions of Section (b) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof to approve such Business Combination or recommend its adoption or approval to the stockholders or the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article."

                 7. The Certificate of Incorporation is hereby amended by adding a new Article SIXTEENTH, which shall be and read as follows:

                          "SIXTEENTH. (a) Notwithstanding the foregoing and
                 anything contained in this Certificate of Incorporation to the contrary, Section 1.2 ("Special Meetings"), Section 1.8 ("Advance Notice of Nominations and Proposals"), Section 4.2(b) ("Removal of Directors"), Section 2.1 ("Number of Directors and Term of Office"), Section 4.3(b) ("Vacancies; Directors"), and Section 1.9 ("Consent of Stockholders") of the Corporation's Bylaws and Articles ELEVENTH, TWELFTH, THIRTEENTH AND FOURTEENTH of this Certificate of Incorporation shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 66 2/3% of the voting power of the Voting Stock, voting together as a single class. Section 1.10 ("Supermajority Shareholder Vote for Certain Transactions") and Section 7.1(b) ("Anti-Takeover Amendments") of the Corporation's Bylaws and Article FIFTEENTH of this Certificate of Incorporation shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class.

                          (b) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article SIXTEENTH."
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                 3.       The amendments of the Certificate of Incorporation
herein certified have been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

Dated:   October 29, 1998

                                      /s/ Edward G. Newman
                                      ----------------------------------------

                                      Edward Newman, Chairman, President
                                       and Chief Executive Officer

Attest:

/s/ Martin Eric Weisberg
-----------------------

Martin Eric Weisberg, Secretary